UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2005

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin		54755
(Address of principal executive offices)		(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Base Salary Increase and Discretionary Bonuses.  On January 26, 2005, the Compensation Committee of the Board of Directors of Marten Transport, Ltd. approved a base salary increase for Randolph L. Marten, Chairman of the Board and President, from $350,000 to $400,000 per year to be effective April 1, 2005.  In addition, the Compensation Committee also approved a discretionary bonus of $50,000 for 2004.  The discretionary bonus is in addition to the formula bonus Mr. Marten received under Marten’s 2004 incentive compensation plan as set forth below.

On January 31, 2005, Mr. Marten approved discretionary bonuses for executive officers as set forth below to be paid out on February 7, 2005:

Name	Title	Discretionary Bonus
Robert G. Smith	Chief Operating Officer	$17,511
Timothy P. Nash	Executive Vice President of Sales and Marketing	$17,511
John H. Turner	Vice President of Sales	$14,238
Franklin J. Foster	Vice President of Finance	$13,823
Susan M. Baier	Vice President of Information Systems	$13,363
Donald J. Hinson	Vice President of Operations	$13,823

Fiscal 2004 Incentive Compensation Plan Bonuses.  Marten’s 2004 Incentive Compensation Plan for executive officers provides for bonuses of up to 50% of annual base salary if Marten exceeds targeted earnings per share, or EPS.  If Marten’s performance was no more than 1% above its targeted EPS, each officer would receive a bonus of 5% of annual base salary and if Marten’s performance was 110% or more of targeted EPS, each officer would receive a bonus of 50% of annual base salary.  Bonuses are prorated for performance falling between these achievement percentages.  Marten’s EPS in 2004 was more than 110% of targeted EPS.  Accordingly, each executive officer earned a bonus equal to 50% of his or her 2004 base salary, as set forth below:

Name	Title	2004 Bonus
Randolph L. Marten	Chairman of the Board and President	$175,000
Darrell D. Rubel	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	$96,000
Robert G. Smith	Chief Operating Officer	$97,115
Timothy P. Nash	Executive Vice President of Sales and Marketing	$97,115
John H. Turner	Vice President of Sales	$78,961
Franklin J. Foster	Vice President of Finance	$76,662
Susan M. Baier	Vice President of Information Systems	$74,106
Donald J. Hinson	Vice President of Operations	$76,662

Fiscal 2005 Incentive Compensation Plan.  The Compensation Committee previously approved the 2005 Incentive Compensation Plan, on November 18, 2004, a summary of which is attached as Exhibit 99.1 hereto.  Marten’s 2005 Incentive Compensation Plan for executive officers provides for bonuses of up to 50% of annual base salary if Marten exceeds targeted earnings per share, or EPS.  If Marten’s performance is 101% of targeted EPS, each officer will receive a bonus of 5% of annual base salary and if Marten’s performance is 110% or more of targeted EPS, each officer will receive a bonus of 50% of annual base salary.  Bonuses are prorated for performance falling between these achievement percentages.  In addition to the Incentive Compensation Plan, each officer can earn an additional discretionary bonus of up to 10% of base compensation based on achieving individual performance objectives.  These bonuses are determined by Randolph L. Marten, as President (except in the case of Mr. Marten) and must be approved by the Compensation Committee.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Not Applicable.

(b)   Pro Forma Financial Information.

Not Applicable.

(c)   Exhibits.

Exhibit No.	Description

99.1	2005 Incentive Compensation Plan Summary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: February 1, 2005	By	/s/ Franklin J. Foster
Franklin J. Foster
Its: Vice President of Finance

MARTEN TRANSPORT, LTD.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	2005 Incentive Compensation Plan Summary (included herewith).